Exhibit 99.2

[LOGO OF WORLD FUEL SERVICES CORPORATION]

Jonathan G. Katz, Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Statement Under Oath of Principal Financial Officer Regarding
Facts and Circumstances Relating to Exchange Act Filings

I, Francis X. Shea, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of World Fuel Services Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the audit committee of World Fuel Services Corporation.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2002 of World Fuel Services Corporation;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of World Fuel Services Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this [26th] day of [July] 2002.

/s/ FRANCIS X. SHEA	/s/ EDITH F. NOVOA
Francis X. Shea	Notary Public [Edith F. Novoa]

July 26, 2002

            My Commission Expires:

            [Notary Seal]